                                                                   EXHIBIT 10.11

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     This is a (i) Stock Purchase Agreement, dated as of October 17, 1997 (this "Agreement"), among ADDINGTON ENTERPRISES, INC., a Kentucky corporation ("Purchaser") and (ii) JAMES J. KOCIAN, BERT I. KOENIG and WILLIAM N. RICH, individuals, who are the sole shareholders (the "Shareholders") of IKERD-BANDY CO., INC., a Kentucky corporation (the "Company").

                                   RECITALS
                                   --------

     A. The Company is engaged in the business of coal mining, and is located near Manchester, Kentucky.

     B. The Shareholders own one hundred percent (100%) of the issued and outstanding shares of the capital stock of the Company (the "Shares").

     C. The Shareholders desire to sell, and Purchaser desires to purchase, all of the Shares pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual benefits and covenants contained herein, and subject to the terms and conditions set forth herein, the parties agree as follows:

                                   ARTICLE 1
                                  Definitions
                                  -----------

     1.1  Definitions. As used in this Agreement, the following terms shall have
          -----------
the following meanings:

          (a)  "Act" shall have the meaning given in Section 3.29.

          (b) "Affiliate" shall mean (i) a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is controlled by a Person that controls, a party to this Agreement; (ii) any trust or estate in which a party to this Agreement has a beneficial interest or as to which a party to this Agreement serves as a trustee or in another fiduciary capacity; and (iii) any spouse, parent or lineal descendent of a party to this Agreement.

          (c)  "Assumed Liabilities" shall have the meaning given in Section
2.4.

          (d)  "Bonds" shall have the meaning given in Section 3.19(b).

          (e)  "Business Days" shall have the meaning given in Section l.3(i).

          (f)  "CERCLA" shall have the meaning given in Section 3.28(a).

          (g)  "Charges" shall have the meaning given in Section 3.7(a).

          (h) "Closing" shall mean the consummation of the transactions contemplated in this Agreement in accordance with the provisions of Article 9.

          (i) "Closing Date" shall mean October 17, 1997, or such other date upon which the parties may mutually agree.

          (j) "Current Financial Statements" shall mean the Company's July 31, 1997 unaudited balance sheet, prepared in the ordinary course of business (the "Current Balance Sheet"), and the Company's July 31, 1997 related unaudited statement of income, prepared in the ordinary course of business (the "Current Income Statement"), as prepared consistent with the Company's prior practices, copies of which shall be delivered to Purchaser at or before the Closing.

          (k)  "Code" shall have the meaning given in Section 3.9(a).

          (l)  "Company Coal Sales Agreements" shall have the meaning given in
Section 3.11(a).

          (m) "Company Miscellaneous Agreements" shall have the meaning given in Section 3.11(a).

          (n)  "Company Permits" shall have the meaning given in Section
3.19(a).

          (o) "Company Tangible Assets" shall have the meaning given in Section 3.7(a).

          (p)  [Intentionally left blank.]

          (q)  "Deferred Amount" shall have the meaning given in Section 2.2(b).

          (r) "Environmental Complaint" shall have the meaning given in Section 3.28(f).

          (s)  "ERISA" shall have the meaning given in Section 3.26(a).

          (t) "Financial Statements" shall mean the audited balance sheet, the audited statements of income and retained earnings, and the audited statements of change in financial position of the Company as of its fiscal year ended December 31, 1996, respectively, as prepared consistent with the Company's prior practice, copies of which are attached hereto as Annex 1.1(t).

          (u) "Hazardous Discharge" shall have the meaning given in Section 3.28(a).

          (v) "Hazardous Material" shall have the meaning given in Section 3.28(e).

          (w)  "Initial Payment" shall have the meaning given in Section 2.2(a).

          (x) "Intellectual Property" shall mean trade names, trademarks or service marks, together with the good will associated therewith; copyrights; pending or issued registrations for any of the foregoing; patents and patent applications; unpatented inventions; trade secrets and other confidential or proprietary information, computer programs, processes, formulas and methods; and all other intangible property rights of any kind.

          (y)  "IRS" shall have the meaning given in Section 3.26(c).

          (z) "Leased Real Property" shall have the meaning given in Section 3.13(a).

          (aa) "Leased Tangible Assets" shall have the meaning given in Section 3.7(b).

          (bb) "Liabilities" (whether or not capitalized) shall mean all accounts payable, notes payable, liabilities, commitments, indebtedness or obligations of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured, of the Company, or to which any of Company's properties or assets are subject.

          (cc) "Loss" shall have the meaning given in Section 10.2.

          (dd) "Material" (whether or not capitalized) shall include any matter which might have a significant adverse effect on the Company, its properties or its prospects, and shall include but not be limited to, any loss or potential loss in excess of Fifty Thousand Dollars ($50,000.00).

          (ee) "Monthly Payment" shall have the meaning given in Section 2.2(b)(i).

          (ff) "Notices" shall have the meaning given in Section 12.1.

          (gg) "Other Documents" shall mean the Promissory Notes, and all other agreements, certificates, opinions, instruments or documents contemplated by, required by or referred to in, this Agreement for the consummation of the transactions contemplated hereby.

          (hh) "Owned Real Property" shall have the meaning given in Section 3.13(b).

          (ii) "PBGC" shall have the meaning given in Section 3.26(c).

          (jj) "Permits" shall have the meaning given in Section 3.19(a).

          (kk) "Person" shall mean any person, firm, trust, partnership, corporation or other business entity

          (ll) "Prime Rate" shall mean the prime rate as published daily in the "Money Rates" section of the Wall Street Journal.

          (mm) "Promissory Notes" shall mean the three (3) non-interest bearing, non-negotiable promissory notes, in the forms attached hereto as Annex 1.1(mm), payable by the Purchaser to the respective Shareholders in the aggregate amount of $6,500,000.00 to be executed by Purchaser and delivered to the Shareholders at the Closing.

          (nn) "Purchase Price" shall have the meaning given in Section 2.2.

          (oo) [Intentionally left blank.]

          (pp) "Rules" shall have the meaning given in Section 11.4.

          (qq) "Shareholders' knowledge" shall have the meaning given in Section 12.7.

          (rr) "Tangible Assets" shall mean the Company Tangible Assets.

          (ss) "Tax" shall have the meaning given in Section 3.9(a).

          (tt) "Tax Return" shall have the meaning given in Section 3.9(a).

          (uu) "Unknown Liabilities" shall mean all Liabilities that arise or accrue with respect to, or are attributable to, the ownership or operation of the Company of which the Shareholders do not have knowledge as of the Closing Date.

          (vv) "VEBA" shall have the meaning given in Section 3.26(n).

     1.2  Additional Terms. Other capitalized terms used in this Agreement but
          ----------------
not defined in Section 1.1 above shall have the meanings ascribed to them wherever such terms first appear in this Agreement; or, if no meanings are so ascribed, the meanings customarily associated with such terms in the coal mining industry.

     1.3  Rules of Interpretation.
          -----------------------

          (a) The singular includes the plural and the plural includes the singular.

          (b)  The word "or" is not exclusive.

          (c) A reference to a Person includes its permitted successors and permitted assigns.

          (d) Except as otherwise defined herein, accounting terms have the meanings assigned to them by generally accepted accounting principles, as applied by the accounting entity to which they refer.

          (e)  The words "include," "includes" and "including" are not limiting.

          (f) A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

          (g) References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

          (h) The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

          (i) References to "days" shall mean calendar days, unless the term "Business Days" shall be used. "Business Days" shall mean all days other than any Saturday, Sunday or legal holiday in Kentucky.

          (j) This Agreement and the Other Documents are the result of negotiations among, and have been reviewed by, Purchaser and the Shareholders. Accordingly, this Agreement and the Other Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any party.

                                   ARTICLE 2

     Purchase and Sale
     -----------------

     2.1  Purchase of the Shares. Subject to the terms and conditions of this
          ----------------------
Agreement, the Shareholders hereby agree to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase, the Shares.

     2.2  Purchase Price. The purchase price (the "Purchase Price") for the
          --------------
Shares shall be Eleven Million Five Hundred Thousand Dollars ($11,500,000.00), which shall be paid to the

Shareholders in accordance with their respective percentages of ownership of the Shares as set forth on Schedule 2.2, and in the manner set forth below:

          (a)  Initial Payment. At Closing, Purchaser shall pay the Shareholders
               ---------------
(apportioned as set forth on Schedule 2.2) Five Million Dollars ($5,000,000.00) in cash or cash equivalent (the "Initial Payment").

          (b)  Deferred Amount. Subject to a discount pursuant to Section 2.3,
               ---------------
purchaser shall pay the Shareholders the deferred amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00) (the "Deferred Amount") (apportioned as set forth on Schedule 2.2) as follows:

               (i)  Monthly Payment. Purchaser shall pay the Shareholders a
                    ---------------
monthly payment (each, a "Monthly Payment") in the amount of Eighty Three Thousand Three Hundred Thirty-Three Dollars ($83,333.00) (apportioned as set forth on Schedule 2.2), without interest, commencing with the first calendar month following the month during which the Closing occurs. The Monthly Payment shall be due on the twenty-fifth (25th) day of each calendar month until the entire Deferred Amount is paid. The Deferred Amount shall be evidenced by the Promissory Notes.

               (ii) No Interest on Deferred Amount. The unpaid balance of the
                    ------------------------------
Deferred Amount shall not bear interest, except in the event of a default by the Purchaser in making the Monthly Payments, in which case the entire unpaid balance of the Deferred Amount may accelerate and shall accrue interest at the Prime Rate existing at the time of such default, plus three (3) percent unless and until paid or cured, as provided in the Promissory Notes.

          (c)  Reduction in Deferred Amount. If the Deferred Amount is offset as
               ----------------------------
permitted under this Agreement, Purchaser shall be entitled to withhold and retain any and all Monthly Payments up to the amount of such offset. Such offset to the Deferred Amount shall be effective on the date that Purchaser provides written notice of the adjustment to the Shareholders.

     2.3  Discount For Early Payment. Purchaser shall have the option to pay the
          --------------------------
balance of the Deferred Amount at any time after the Closing Date. If Purchaser elects to do so, Purchaser shall be required to pay the Shareholders, in immediately available funds, a sum equal to the then unpaid balance of the Deferred Amount discounted at the rate of eight percent (8.00%).

     2.4  Liabilities. Subject to the terms and conditions of this Agreement,
          -----------
Purchaser shall assume the following liabilities (the "Assumed Liabilities"): all liabilities or obligations of any nature, kind or description whatsoever, absolute, contingent or otherwise, which arise or accrue with respect to or are attributable to the ownership and operation of the Company before or after the Closing Date, including Unknown Liabilities.

     2.5   Tax Refunds. The Shareholders shall be entitled to any tax refund
           -----------
attributable to operations of the Company prior to Closing. Purchaser shall be entitled to any tax refund attributable to operations of the Company subsequent to Closing.

     2.6   Closing of Books of Account. Under Code '1377(a)(2) and Temporary
           ---------------------------
Regulations Section 18.1377-1, the Company shall elect to have the rules in Code '1377(a)(1) apply as if the taxable year consisted of two taxable years, with September 30, 1997, being the final day of the first such year. Pursuant to this Agreement, the Shareholders are disposing of all shares owned in the Company, and consent to the making of an election under Code '1377(a)(2) by the Company.

     2.7   Section 338 Election. Purchaser has stated that it desires to make an
           --------------------
election pursuant to I.R.C. Section 338(h)(10) and Shareholders hereby consent to the making of such an election and to the undertaking of all actions necessary to give effect to such election to be effective for the period ended September 30, 1997, subject to the following conditions:

     (i) Purchaser agrees to allocate a maximum of $6,500,000.00 of the purchase price to the property, plant and equipment as supported by Purchaser's appraisal of such property, plant and equipment. Purchaser also agrees to allocate a portion of the purchase price to coal inventory and other inventory not to exceed their net book value at September 30, 1997 to be shown on the September 30, 1997 balance sheet prepared in accordance with generally accepted accounting principles consistent with the Company's prior practice; and

     (ii) If necessary, Purchaser agrees to cause the Company to take all actions to cooperate with the Shareholders in defending the election and to bear all reasonable expense of the Company or the Shareholders necessary to support the allocation in any challenge before any taxing authority or in any administrative or judicial proceeding; and

     (iii) Purchaser agrees to make no other allocations of the purchase price (excluding mineral properties and prepaid royalties) which would in any way result in any additional tax liability to the Shareholders in excess of the taxes the Shareholders would be liable for had the Section 338(h)(10) election not been made; and

     (iv) Purchaser shall pay to the Shareholders the sum of Eight Hundred Twenty-Five Thousand and no/100 Dollars ($825,000.00) in cash or cash equivalents before December 15, 1997.

     2.8   Excluded Assets. The "key man" term life insurance policies having no
           ---------------
cash surrender value identified on Schedule 2.8 shall be assigned to the respective Shareholders at the Closing.

                                   ARTICLE 3
              Representations and Warranties of the Shareholders
              --------------------------------------------------

     The Shareholders represent and warrant to Purchaser as follows:

     3.1  Organization. The Company is a corporation duly organized and validly
          ------------
existing under the laws of the Commonwealth of Kentucky, and has full corporate power and authority to own, lease and operate its properties as such properties are now owned, leased and operated, and to conduct its business as and where its business is now conducted. The Company is qualified to do business and is in good standing in all jurisdictions in which the character of the properties owned or leased by it, or the nature of the activities conducted by it, makes such qualification necessary. Schedule 3.1 lists the jurisdictions in which the Company is qualified to do business.

          True and complete copies, with all amendments, of the Articles of Incorporation of the Company (certified as of a recent date by Kentucky's Secretary of State) and the Bylaws of the Company (certified as of the date hereof by the Secretary of the Company) are attached hereto as Annex 3.1. The corporate minute books of the Company correctly reflect all corporate actions taken by the directors and shareholders of the Company, and correctly record all resolutions adopted by it, subsequent to the Shareholders' acquisition of the shares, and, to the best of Shareholders' knowledge, prior to their acquisition of the Shares. All corporate actions required of the Company have been taken, and all reports or returns required to be filed by the Company have been filed, subsequent to the Shareholders' acquisition of the Shares, and, to the best of Shareholders' knowledge, prior to their acquisition of the Shares. The Company is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction, or any judgment, decree, writ, injunction, order, award, law, rule, regulation, code or ordinance which materially adversely affects, or might reasonably be expected to materially and adversely affect, the properties or assets, earnings, business, operations, affairs, prospects or condition (financial or otherwise) of the Company.

     3.2  Capitalization.
          --------------

          (a) The authorized capital stock of the Company consists of One Million (1,000,000) shares of common stock with no par value, of which One Million (1,000,000) shares are issued and outstanding (the "Shares"). All of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding subscription rights, warrants, options, conversion rights, or other rights or agreements of any kind whatsoever entitling any Person to purchase or acquire any interest in any of the Shares or the Capital Stock of the Company (excepting the shareholder agreements identified on Schedule 3.3 which the Shareholders shall terminate prior to the Closing (the "Shareholder Agreements")). None of the Shares has been issued in violation of any federal, state or other law pertaining to the issuance of securities or in violation of any rights, preemptive or otherwise, of any Person.

     3.3  Title to Stock.
          --------------

          (a) Except as otherwise identified on Schedule 3.3, the Shareholders have, and at the Closing will have, good and marketable (legal and beneficial) title to the Shares, free and clear of all liens, pledges, proxies, voting trusts, encumbrances, security interests, claims, charges, and restrictions whatsoever, and there are no outstanding purchase agreements, options, warrants, or other rights of any kind whatsoever entitling any Person to purchase or acquire an interest in any of such Shares or restricting their transfer in accordance with this Agreement (excepting the Shareholders Agreements and the pledge of the Shares to the Company's principal lender, First Union National Bank of Virginia). No other Person has owned any shares of the Company at any time since December 31, 1995.

     3.4  No Subsidiaries. Neither Company owns or controls, or has owned or
          ---------------
controlled, directly or indirectly, any capital stock of any other corporation or any interest in any other Person subsequent to the acquisition by the Shareholders of the Shares, nor, to the best of Shareholders' knowledge, prior to such time.

     3.5  Authority.
          ---------

          (a) The Shareholders have full right, power, authority, and capacity to execute and deliver this Agreement and the Other Documents, and to perform their respective obligations under this Agreement and the Other Documents. This Agreement and the Other Documents constitute valid and legally binding obligations of the Shareholders, enforceable in accordance with their terms.

          (b) The execution and delivery of this Agreement and the Other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of the obligations and undertakings hereunder and thereunder by the Shareholders and the Company will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, the Articles of Incorporation or Bylaws of the Company; any material contract, agreement, arrangement or undertaking to which any Shareholder or the Company is a party or by which either of them may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; (ii) result in the creation of any claim, lien, charge or encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of the Company; (iii) terminate or cancel, or result in the termination or cancellation of, any material agreement or undertaking to which the Company is a party; or
(iv) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any of the Permits (as that term is defined in Section 3.19 below).

          (c) The execution and delivery of, and the performance and consummation of the transactions contemplated by, this Agreement and the Other Documents have been duly authorized by all requisite corporate action. All other consents, approvals, authorizations, releases or orders required of or for the Company, and the Shareholders for the authorization, execution, and delivery of, and for the performance and consummation of the transactions contemplated by, this Agreement and the Other Documents will have been obtained by the Closing, except as set forth on Schedule 3.5.

     3.6  Financial Statements. The Shareholders have delivered to Purchaser,
          --------------------
and there are attached hereto as Annexes 1.1(j) and 1.1(t), respectively, true and complete copies of the Current Financial Statements and the Financial Statements. The Financial Statements have been examined and reported on as described in Annex 1.1(t) by Ernst & Young, LLP. The Financial Statements (a) present fairly and accurately in all material respects the results of operation of the Company for the period covered thereby and the financial condition of the Company as of the dates thereof; and (b) were prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods. The Current Financial Statements have been prepared in the ordinary course of business in a manner consistent with the preparation by the Company of such statements for prior periods. The Current Financial Statements shall present, fairly and accurately in all material respects the results of operation of the Company for the periods covered thereby and the financial condition of the Company as of the dates thereof, and the Current Financial Statements shall accurately reflect, the books and records of account of the Company.

     3.7  Tangible Assets.
          ---------------

          (a) Except as set forth on Schedule 3.7(a), as of the Closing Date and immediately following the consummation of the transactions at Closing, the Company will have good and marketable title to all of the fixed assets, operating assets and other tangible personal property located at or used in conjunction with the mining operations and related activities of the Company, including, without limitation, the assets listed on Schedule 3.7(a)(1) (the "Company Tangible Assets"). On the Closing Date, the Tangible Assets will be free and clear of all liens, charges, mortgages, security interests or encumbrances whatsoever (excepting statutory and contractual inchoate landlord's liens and liens for taxes assessed but not yet due and payable) ("Charges"). The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not result in the creation of any Charge on any of the Tangible Assets. The Tangible Assets shall be in substantially the same condition on the Closing Date as they were at the time or times they were inspected by Purchaser, except for normal wear and tear and deterioration associated with the operation of such assets in the ordinary course of the Company's business.

          (b) Schedule 3.7(b) sets forth a true and complete list of all the principal items of machinery, equipment, vehicles, and other tangible personal property now leased by the Company in its business, together with an identification of each lease (the "Leased Tangible Assets"). Except as set forth on Schedule 3.7(b), as of the Closing Date and immediately following the consummation of the transactions at Closing, the Company will have good and transferable leasehold interests in all personal property shown on Schedule 3.7(b) as leased by it, in each case under valid leases enforceable against the lessors thereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not result in the creation of any Charge on any of the Leased Tangible Assets. The Leased Tangible Assets shall be in substantially the same condition on the Closing Date as they were at the time or times they were inspected by Purchaser, except for normal wear and tear and deterioration associated with the operation of such assets in the ordinary course of the Company's business.

     3.8 Absence of Material Change. Except as set forth on Schedule 3.8,
         --------------------------
the Financial Statements, the Current Financial Statements or the other schedules to this Agreement.

         (a) Since December 31, 1996, the business and affairs of the Company's have been conducted only in the ordinary course.

         (b) Since December 31, 1996, (i) there has been no change in the condition (financial or otherwise), of the assets, liabilities, earnings, business, operations, affairs or prospects of the Company, other than minor changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse; and (ii) there has been no damage, destruction, loss or other occurrence or development (whether or not insured against), which either singly or in the aggregate materially adversely affects (and the Shareholders do not know, or have any reasonable grounds to know, of any threatened occurrence or development which could materially adversely affect) the assets, liabilities, earnings, business, operations, affairs or prospects of the Company.

         (c) Since July 31, 1997, the Company has not (i) created or incurred any liability, commitment or obligation (absolute or contingent), except current liabilities incurred for other than money borrowed or for working capital in the ordinary course of business; (ii) mortgaged, pledged or subjected to any lien or otherwise encumbered any of its assets, tangible or intangible; (iii) discharged or satisfied any lien, security interest or encumbrance, or paid any obligation or liability (absolute or contingent), other than current liabilities due and payable in the ordinary course of business; (iv) waived any rights of substantial value; canceled any debts or claims; or terminated or amended, or suffered the termination or amendment of, any contract, lease, agreement or license to which the Company is or was a party; (v) made any capital expenditures or any capital additions or betterments which individually exceeded $25,000.00; (vi) sold or otherwise disposed of any of its assets, tangible or intangible, except in the ordinary course of business; (vii) declared or paid any dividends or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed, or otherwise acquired, any Shares of the Company or capital stock of the Company; (viii) paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of the Company's present or former stockholders, directors or officers, whether under any existing pension or other plan or otherwise, or increased the compensation (including salaries, fees, commissions, bonuses, profit sharing, incentive, pension, retirement or other similar payments) being paid as of December 31, 1996, to any of the Company's stockholders, directors, officers, agents or employees; (ix) renewed, amended, become bound by or entered into any contract, commitment or transaction other than in the ordinary course of business;

or (x) changed any accounting practice followed or employed in preparing the Financial Statements or the Current Financial Statements.

     3.9  Tax Matters.
          -----------

          (a) As used in this Agreement, the term "Code" means the Internal Revenue Code of 1986, as amended. The term "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, unmined minerals, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Except as described on Schedule 3.9, the Company has filed all Tax Returns that it was required to file; all such Tax Returns were correct and complete in all material respects; all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid or provision is made, to the extent required by generally accepted accounting principles, for future payment in the Financial Statements or Current Financial Statements; the Company is not currently the beneficiary of any extension of time within which to file any Tax Return; no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and there are no liens (excepting liens for taxes assessed but not yet due and payable) on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, and the Company has collected and paid all taxes required to have been collected and paid in connection with any amounts received from any customer or other third party.

          (d) There is no dispute or claim concerning any Tax liability of the Company (i) claimed or raised by any authority in writing, or (ii) as to which the Shareholders have knowledge based upon personal contact with any agent of such authority. Schedule 3.9 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1994; indicates those Tax Returns that have been audited; and indicates those Tax Returns that currently are the subject of audit. The Shareholders have delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1994.

          (e) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) The Company has not made any payments, nor is it obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6661 as to returns due on or before December 31, 1989, or Code Sec. 6662 as to returns due after that date. The Company has no liability for unpaid Taxes because it once was a member of an affiliated group during any part of any consolidated return year.

    3.10  Undisclosed Liabilities.
          -----------------------

          To the best of Shareholders' knowledge, the Company is not, and the Company's properties and assets are not, subject to any, material liability, commitment, indebtedness or obligation of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured, which (i) is not shown and adequately reserved against in the Financial Statements; (ii) is not shown and adequately reserved against in the Current Financial Statements; (iii) was incurred subsequent to the date of the Current Financial Statements other than in the ordinary course of business and not in violation of any provision of this Agreement; or (iv) is not listed in Schedule 3.10 or the other schedules to this Agreement.

    3.11  Contracts.
          ---------

          (a) All coal sales agreements and bids to which the Company is a party are listed on Schedule 3.11(a)(1) ("Coal Sales Agreements"). All other material contracts and commitments to which the Company is a party are set forth on Schedule 3.11(a)(2) ("Miscellaneous Agreements").

          (b) Except as set forth on Schedules 3.11(a)(1) or 3.11(a)(2), the Company is not a party to or bound by, and the Company's business or assets are not bound or affected by, any material written or oral contract, agreement or commitment of any kind whatsoever, including, but not limited to, any (i) employment agreement; (ii) promotion or advertising agreement; (iii) bonus, profit sharing, deferred compensation, hospitalization, retirement, insurance, pension, welfare, stock option or stock purchase plan, arrangement or agreement or any other plan, arrangement or agreement providing for employee benefits or for the remuneration, direct or indirect, of its stockholders, directors, officers or employees; (iv) agreement with any shareholder, director or officer of the Company; (v) agreement containing covenants by the Company not to compete in any lines of business or commerce; (vi) franchise or distributorship agreement; (vii) loan, credit or financing agreement, including all agreements for any commitments for future loans, credits or financing; (viii) guarantee;
(ix) mortgage or security agreement; or (x) agreement to purchase raw materials, packaging, supplies or services used regularly in the Company's business, or to sell the products or services provided by the Company.

          (c) Except as set forth on Schedule 3.11(c), all of the Coal Sales Agreements, and the Miscellaneous Agreements are in full force and effect, the Company has performed all obligations required to be performed by it to date under all such contracts and commitments, and the Shareholders do not know, or have any reasonable grounds to know, that any other party is in default (or would be in default on the giving of notice or the lapse of time or both) under any such contract or commitment.

          (d) True and complete copies of all contracts and commitments (including all open bids for coal sales) to which the Company is a party or which are listed on Schedules 3.11(a)(1) and 3.11(a)(2) or which are otherwise referred to in this Agreement, including any Schedule or Annex hereto, have been delivered to Purchaser or made available for Purchaser's inspection, and there are no amendments to or modifications of, or significant agreements of the parties relating to, any such contract, agreement or commitment which have not been disclosed to Purchaser, and each such contract, agreement or commitment is valid and binding on the parties thereto in accordance with its respective terms. Schedules 3.11(a)(1) and 3.11(a)(2) include a brief description of the terms of any unwritten contract or commitment to which the Company is a party or by which it is bound.

          (e) The prices which the Company shall receive or pay under all outstanding contracts, agreements and commitments with its customers, suppliers and others have been determined in accordance with the Company's established pricing principles. After due inquiry, none of the Shareholders or the Company knows of any adverse change in the availability or cost of any of the Company's supplies that is likely to occur and that would materially and adversely affect the operation and financial performance of the Company.

          (f) If consent to the transactions contemplated by this Agreement and the Other Documents is required under any contract or commitment to be transferred under or in connection with this Agreement and the Other Documents, the Shareholders shall use their best efforts to obtain such consent (subject to Section 7.8), and Purchaser shall cooperate with Shareholders regarding same.

    3.12  Litigation and Pending Proceedings. Except as set forth on Schedule
          ----------------------------------
3.12, there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against, by or affecting the Shareholders or the Company, or the Company's business, prospects or condition (financial or otherwise), or the Company's properties or assets, or which would prevent the performance of this Agreement or the Other Documents or any of the transactions contemplated hereby or thereby, or which declare the same unlawful or cause the rescission thereof. The Company has complied with, and the Company is not in default in any material respect under (and has not been charged or threatened with, and is not under an investigation with respect to, any charge concerning any violation of any provision of), any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative), or any order, writ, injunction or decree of any court, agency or instrumentality.

    3.13  Real Property.
          -------------

          (a) Schedule 3.13(a) sets forth a true and complete list of all leases and other agreements (including wheelage and right-of-way agreements) by which the Company holds a leasehold interest or other contractual rights in and to any real property, or has the right to receive income from any third party as a result of the use on occupancy of any real property by such third party. The leases and other agreement identified on Schedule 3.13(a), as each may have been amended, supplemented or otherwise modified by contemporaneous or subsequent written agreements (copies of which have been provided Purchaser), are hereinafter referred to as the "Leases," and the property and property rights granted therein are hereinafter referred to as the "Leased Real Property." As of the Closing Date, the Shareholders specially warrant the Company's title to its leasehold interests or other contractual rights in and to the Leased Real Property, free and clear of all charges other than as may be contained in the instruments of conveyance of the Leased Real Property.

          (b) Schedule 3.13(b) sets forth a true and complete list of all real property that the Company owns in fee, whether surface or mineral or portion thereof (the "Owned Real Property"). As of the Closing Date, the Shareholders specially warrant fee title to the Owned Real Property (except for such properties acquired by the Company with covenant of general warranty, and in which cases the Shareholders generally warrant fee title to such properties), free and clear of all Charges other than as may be contained in the instruments of conveyance of the Owned Real Properties to the Company.

          (c)  Except as set forth on Schedule 3.13(a), as of the Closing Date:
(i) there will be no past due payment obligation (including but not limited to minimum, tonnage or overriding royalties) or other material default under any of the Leases; (ii) no Shareholder or the Company has received any notice (oral or written) of, or knows of, any act, omission or condition which constitutes a material default, or with the passage of time and/or the giving of notice would constitute a material default, under any Leases; (iii) there will be no Charges against the Leases or the rights of the Company thereunder; (iv) to the best of the knowledge of each of the Shareholders, the Company has not mined any coal that did not belong to it, or mined any coal in such a reckless or imprudent fashion as to give rise to any material claims for loss or waste by any of its lessors; (v) each of the Leases will be in good standing, valid and enforceable against the lessor or other party in accordance with its terms, and (vi) the Company has valid leases allowing it to mine coal in all areas currently permitted for mining.

          (d) Subject to all of the lessors listed on Schedule 3.31 giving their consent to the transactions contemplated herein, the acquisition of the Shares by Purchaser will not constitute a default under the terms of any of the Leases.

          (e) Except as set forth on Schedule 3.13(a), the Company is in actual and peaceful possession of that portion of the Leased Real Property with respect to which the Company has Permits and is actively conducting coal mining operations (the "Permitted Leased Real Property").

    3.14  Restrictions on Property. No applicable zoning or building law,
          ------------------------
ordinance, administrative regulation, urban redevelopment law, or any other law, regulation, rule, order or decree, prohibits or interferes with, limits or impairs, or would, if not permitted by any prior nonconforming use, prohibit or interfere with, or limit or impair, the use, operation, maintenance of or access to, or affects the value of, the real or personal property owned or leased by the Company or any item thereof, as now used, operated or maintained by the Company. No notice of any violation of any applicable zoning or building law, ordinance, administrative regulation, or any other law, regulation, rule, order or decree, has been received by the Company, and the Shareholders do not know, nor have any reasonable grounds to know, of the threat of any such notice. No condemnation proceeding has been instituted or is threatened with respect to any Leased Real Property or Owned Real Property.

    3.15  Condition of Assets. The tangible real and personal property,
          -------------------
including, without limitation, plants, buildings, structures, equipment, machinery, and vehicles, owned or leased by the Company or used or employed by the Company in its business shall be acquired by Purchaser "As Is - Where Is" and Shareholders make no express or implied representations or warranties with respect to the condition of such equipment or its fitness for a particular purpose, other than set forth in Section 3.7.

    3.16  Inventory. The Company's coal inventory as of the date of the Current
          ---------
Balance Sheets, and all additions to the Company's coal inventory since such date, consist solely of coal which is usable or saleable in the ordinary course of the Company's business.

    3.17  Notes and Accounts Receivable. To the best of Shareholders' knowledge,
          -----------------------------
except as set forth on Schedule 3.17, all notes and accounts receivable of the Company shown on the Current Balance Sheets or thereafter acquired by the Company have been collected or are current and collectible in the ordinary course (in the case of any such note in accordance with its terms, and in the case of any such account within 45 days after billing) at the aggregate recorded amounts thereof on the Company's books, less the bad debt reserves provided therefor on the Current Balance Sheet, as such reserves may have been adjusted on the Company's books in the ordinary course of business to date and less penalties (but not rejections) incurred in the ordinary course of the Company's coal sales. No note or account receivable of the Company is subject to counterclaim or setoff.

    3.18  Banks, Directors and Officers, Powers of Attorney, Life Insurance and
          ---------------------------------------------------------------------
Employees. Schedule 3.18 sets forth (a) a list of all banks with which the
---------
Company has an account, deposit, certificate of deposit, or safe deposit box along with identifying numbers and the names of all persons authorized to draw thereon or have access thereto; (b) the names of all incumbent directors and officers of the Company and of all incumbent trustees and committee members under any of the Plans (as that term is defined in Section 3.26) or related trusts; (c) the names of all Persons having powers of attorney from the Company and a summary statement of the terms thereof; (d) a description and identification of any insurance policies held or paid for by the Company on the lives of any of the Company's key employees, officers, directors or shareholders and not set forth on Schedule 2.8; and (e) the names and job titles of all of the Company's non-hourly employees whose total compensation from the Company for the fiscal year ending December 31, 1997 will exceed $50,000, together with a statement of the full amount paid or payable to each such person in respect of such year. Except for any currently effective collective bargaining agreements listed on Schedule 3.25, no person is employed by the Company other than at the will of the Company for an indefinite period of time, and at the option of the Company or the employee, such employee's employment with the Company may be terminated with or without cause, and with or without notice, at any time, except as may be limited by applicable law.

    3.19  Permits, Etc.
          ------------

          (a) The Company has all permits, licenses, franchises, approvals, certificates or authorizations (collectively, "Permits") of any federal, state or local governmental or regulatory body required in order to permit it to carry on its business as presently conducted, all of which are in full force and effect, and none of which will be adversely affected by the transactions contemplated herein. All current Permits held by the Company are listed on
Schedule 3.19(a) (the "Permits"). No misrepresentations or willful or negligent omissions were made of any material fact in obtaining any Permit. No action or claim is pending, threatened or contemplated to revoke, suspend, modify, alter, amend or terminate any Permit, or to declare any Permit invalid in any respect, and the Shareholders do not know of any reason for such action.

          (b) All reclamation and performance bonds posted by the Company in connection with its operations are listed on Schedule 3.19(b)(1) (collectively, the "Bonds"). Except as disclosed on Schedule 3.19(b)(2): (i) the Company has properly carried out all reclamation with respect to its coal mining and processing operations required to date by law or good and prudent mining practices; and (ii) the operation of the Company's coal mining and processing operations, and the state of reclamation on all of the Leased Real Property and Owned Real Property are "current" or in "deferred status" regarding reclamation obligations and otherwise is in material compliance with all applicable mining, reclamation, health and safety, zoning, land use and all other laws and regulations (including, without limitation, all aspects of the Federal Coal Mine Health and Safety Act of 1969, as amended, and the Federal Mine Safety and Health Act of 1977, as amended, and similar state laws and regulations) and in accordance with reclamation plans submitted with respect to the Permits.

    3.20  Intellectual Property. Schedule 3.20 sets forth a true and complete
          ---------------------
identification and summary description of all Intellectual Property owned or utilized by the Company in its business (the "Company's Intellectual Property"), including a description of the nature of the Company's interest therein. Except as set forth on Schedule 3.20, all of the Company's Intellectual Property is owned by the Company and is free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims; the Company is not a party to any license, consent, settlement or other agreement involving the Company's Intellectual Property; there are, and have been, no claims, actions or judicial or adversarial proceedings involving any of the Company's Intellectual Property, and no such actions or proceedings are threatened or anticipated; the Company has the right and authority to use the Company's Intellectual Property in connection with the conduct of its business and such use has not and will not infringe upon, constitute a misappropriation of, or otherwise violate the rights of any other person in, any Intellectual Property; and the Shareholders know of no past or present occurrences of any probable infringement or misappropriation of, or violation of any of the Company's rights in any of the Company's Intellectual Property.

    3.21  Working Relationships. The Company enjoys good working relationships
          ---------------------
under all of its sales agency, broker, sales representative, and similar agreements or arrangements necessary to the normal operation of its business.

    3.22  Proprietary Information. Prior to or in conjunction with the Closing,
          -----------------------
the Shareholders shall have fully disclosed to Purchaser all customer lists, trade secrets, processes, inventions, formulas, methods, know-how and other proprietary information used or developed by the Company in connection with its business. The Company has not disclosed or permitted the disclosure of any such proprietary information to any other Person, and the use by the Company of its proprietary information does not violate any other Person's proprietary rights.

    3.23  Customers, Etc. The Shareholders do not know, or have any reasonable
          --------------
grounds to know, that any such customer, supplier or distributor has terminated or expects to terminate a portion of its normal business with the Company, as a result of the transactions contemplated in this Agreement or otherwise.

    3.24  Insurance. The tangible real and personal property and assets, whether
          ---------
owned or leased, of the Company are insured against the hazards and in the amounts stated in the policies of insurance listed on Schedule 3.24. The Company carries insurance against personal injury and property damage to third persons and in respect of its services and operations and such other insurance as is stated in the policies of insurance listed on Schedule 3.24. All such insurance is in full force and effect, is carried with reputable insurers and, in any event, the insurance carried by the Company in respect of its physical properties is of an amount and character such as to prevent the Company from being a co-insurer in respect of any loss thereto. Schedule 3.24 sets forth a true and complete list of all claims in excess of Five Thousand Dollars ($5,000) made by the Company during the past year under any such policy.

    3.25  Labor Relations. Except as set forth on Schedule 3.25: (a) the Company
          ---------------
is not a party to, nor is it negotiating, or does it have any obligations under, any agreement, collective bargaining or otherwise, with any party relating to the compensation or working conditions of any of the its employees; (b) the Company is not obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees; (c) the Shareholders do not know, or have any reasonable grounds to know, of any union organizational or representational activities underway among any of the Company's employees; and
(d) to the best of Shareholders' knowledge, the Company has not been charged or threatened with a charge of any unfair labor practice during the past year. There are no existing or threatened labor strikes, slowdowns, disputes, grievances or disturbances affecting or which might affect operations at, or deliveries from or into, any facility of the Company. No work stoppage against the Company or the Company's business is pending or threatened.

          The Company has not committed any act or failed to take any required action with respect to any of its employees which has resulted or which may result in a material violation of ERISA (as that term is defined in Section 3.26 below), or similar legislation as it affects any employee benefit or welfare plan of the Company; the Immigration Reform and Control Act of 1986; the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Occupational Safety and Health Act; Executive Order 11246; the Fair Labor Standards Act; the Rehabilitation Act of 1973; and all regulations under such Acts, and all other federal, state and local laws, regulations and executive orders relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, unemployment and workers' compensation laws, any labor relations laws, or any governmental regulations promulgated thereunder, as the same affect relationships or obligations of the Company with respect to any of its employees, and which will or reasonably could result in any material liability, penalty, fine or the like being imposed upon the Company. The Company is not liable for any arrearage of wages or taxes or penalties for failure to comply with any of the foregoing, and there are no proceedings before any court, governmental agency, instrumentality or arbitrator relating to such matters, including any unfair labor practice claims, either pending or threatened.

    No claim has been asserted again the Shareholders or the Company by the UMWA Combined Benefit Fund pertaining to any premiums or other amounts allegedly due said fund pursuant to the Coal Industry Retiree Health Benefits Act of 1992 (commonly referred to as the "Rockefeller Amendment"), relating to coal produced by the Company.

    3.26  Employee Benefit Plans.
          ----------------------

          (a) For purposes of this Section 3.26, the term "employee benefit plan(s)" shall have the meaning ascribed to it in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations promulgated thereunder, and the term "employee pension benefit plan(s)" shall have the meaning ascribed to it in Section 3(2) of ERISA.

          (b) Schedule 3.26 sets forth a complete list of all employee benefit plans, policies and practices (whether or not subject to ERISA) applicable to employees of the Company, including, without limitation, plans, funds or programs providing medical, surgical or hospital care or benefits; benefits in the event of sickness, accident, disability, death or unemployment; vacation benefits; apprenticeship or other training programs; day care centers; scholarship funds; prepaid legal services; benefits described in Section 302(c) of the Labor Management Relations Act; retirement income; income deferral for periods extending to the termination of covered employment or beyond; severance pay arrangements; and supplemental retirement income payments which take into account increases in the cost of living. Each employee benefit plan, policy or practice which is funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan on Schedule 3.26.

          (c) True and complete copies of all (i) employee benefit plans and related trust agreements; (ii) policies and practices; (iii) summary plan descriptions; (iv) most recent allocation or actuarial reports prepared for each employee pension benefit plan; (v) insurance policies; and (vi) communications to or from the Internal Revenue Service (the "IRS") (including the most recent Form 5500 filed with the IRS and the most recent determination letter received from the IRS), the Pension Benefit Guaranty Corporation (the "PBGC") or the United States Department of Labor and other governmental filings with respect to the employee benefit plans have been delivered by the Company to Purchaser.

          (d) Except as specifically provided in the documents described in this Section 3.26 and delivered to Purchaser, or as otherwise described on
Schedule 3.26, there are no amendments, modifications, extensions, changes in benefits or benefit structures, or other alterations which are currently in effect or which the Shareholders or the Company have undertaken to become effective in the future, or which the Shareholders have knowledge of, to any of the employee benefit plans, policies or practices.

          (e) Each employee benefit plan of the Company has been executed, managed and administered in material compliance with the applicable provisions of ERISA, the Code, and the regulations promulgated thereunder, and all other applicable laws. The Shareholders have no knowledge of any fact which would adversely affect the qualified status of any of the employee benefit plans, or of any threatened or pending claim against any of the employee benefit plans or their fiduciaries by any participant, beneficiary or government agency.

          (f) The Shareholders and the Company have fully complied with the notice and continuation requirements of Sections 601 through 608 of ERISA and the proposed regulations thereunder. All reports, statements, returns and other information required to be furnished or filed with respect to the Company's employee benefit plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the employee benefit plans have been maintained in material compliance with Section 107 of ERISA. None of the

Shareholders, the Company, nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the Company's employee benefit plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA.

          (g) None of the Shareholders or the Company have, with respect to any of the employee benefit plans, nor has any administrator of any of the employee benefit plans, the related trusts or any trustee thereof, engaged in any prohibited transaction which would subject the Shareholders, the Company, any of the employee benefit plans, any administrator or trustee or any party dealing with any of the employee benefit plans or any such trusts to a tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

          (h) The Company does not maintain, and has not maintained since December 31, 1993, any employee pension benefit plans.

          (i) The Company has never contributed to a "multiemployer plan," as that term is defined in Section 3(37) of ERISA (as particularly amended by The Multiemployer Pension Plan Amendments Act of 1980).

          (j) The Company has no benefit commitments to retirees, other than pursuant to COBRA.

          (k) Any trust or fund maintained by or contributed to by the Company or its employees to fund an employee benefit plan (other than an employee pension benefit plan) is qualified as an exempt organization under Section 501(c)(9) of the Code and the regulations thereunder as a Voluntary Employee's Benefit Association (a "VEBA"). All "welfare benefit funds" within the meaning of Section 419(a) of the Code (including, but not limited to, any VEBA), provided by or pursuant to a plan of the Company have been maintained in accordance with Section 419 of the Code and no contributions have been made to such a fund in excess of the "qualified costs" of the benefits provided for a taxable year (within the meaning of Section 419(b) of the Code), except as set forth on Schedule 3.26.

    3.27  Potential Competing Interests. Except as set forth on Schedule 3.27,
          -----------------------------
neither the Shareholder, nor any officer, director or employee of the Company, has any direct or indirect interest in any entity which competes with, is a supplier, customer or sales agent of, or is engaged in any business of the kind being conducted by the Company, and neither the Shareholders, nor any officer, director or employee of the Company, has any interest, direct or indirect, in any contract or agreement with, commitment or obligation of or to, or claim against, the Company. Except as set forth on Schedule 3.27, no real or personal property in which the Shareholders or any officer, director or employee of the Company has an interest is used by the Company in the operation of its business, or located on or at any premises used by the Company in its business, and no such property is significant to the operation of the Company's business. On the Closing Date, all indebtedness of the Shareholders and any officer, director or employee of the Company to the Company reflected or which should have been reflected in the Financial Statements or the Current Financial Statements shall have been paid in full, or such amounts will be set off against the Purchase Price. All such indebtedness is set forth on Schedule 3.27.

    3.28  Environmental Matters.
          ---------------------

          (a) As used in this Section 3.28, the term "Hazardous Material" shall mean any substance, chemical or waste (including, without limitation, asbestos, polychlorinated biphenyls (PCBs) and petroleum) that is designated or defined (either by inclusion in a list of materials or by reference to exhibited characteristics) as hazardous, toxic or dangerous, or as a pollutant or contaminant, in any existing federal, state or local law, code or ordinance, and all rules and regulations promulgated thereunder, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. " 9601, et seq., and the Kentucky Revised Statutes, Chapter 224.

          (b) The Company has duly complied with, and to the best of the Shareholders' knowledge, the Company's business, operations, assets, equipment, leaseholds and facilities, including, without limitation, all real property used by the Company, are in full compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, including, without limitation, all laws and regulations with respect to reporting releases of Hazardous Materials and the registration, testing and maintenance of underground storage tanks.

          (c) The Company has been issued, and will maintain, all required material federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or ground water;
(iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of Hazardous Materials; and (vi) other environmental, health or safety matters. A true, accurate and complete list of all such permits, licenses, certificates or approvals is set forth on
Schedule 3.28.

          (d) No Shareholder nor the Company has received notice of, or knows of any fact(s) which might constitute a violation of any federal, state or local environmental, health or safety laws, codes or ordinances, or any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of any of the Real Property, and the Company is not in violation of any covenants, conditions, easements, rights of way or restrictions affecting any of the Owned Real Property or Leased Real Property any rights appurtenant thereto.

          (e) Except in accordance with a valid governmental permit, license, certificate or approval listed on Schedule 3.28, to the best of the Shareholders' knowledge there has been no emission, spill, release, discharge or threatened release into or upon (i) the air; (ii) the soils or any improvements located thereon; (iii) the surface water or ground water; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Owned Real Property or the Leased Real Property, of any Hazardous Material at or from any of the Owned Real Property or the Leased Real Property (any of which is hereafter referred to as a "Hazardous Discharge").

          (f) None of the Shareholders nor the Company, or to the best of the Shareholders' knowledge, any other Person, has rendered any complaint, order, directive, claim, citation or notice by any governmental authority or any other Person with respect to (i) air emissions; (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the Real Property; (iii) noise emissions; (iv) solid or liquid waste disposal;
(v) the use, generation, storage, transportation or disposal of Hazardous Materials; or (vi) other environmental, health or safety matters, affecting the Company, any of the Owned Real Property or the Leased Real Property, any improvements located thereon or the business conducted thereon (any of which is hereafter referred to as an "Environmental Complaint").

          (g) To the best of the Shareholders' knowledge, all Hazardous Materials disposed of, treated or stored on or off-site of any real property owned, leased or operated at any time by the Company have been disposed of, treated and stored in full compliance with all applicable laws, codes and ordinances and all rules and regulations promulgated thereunder. Schedule 3.28 identifies all underground storage tanks owned or operated at any time by the Company.

          (h) Except for supplies that are to be used or sold in the ordinary course of the Company's business and in full compliance with all applicable laws, codes and ordinances, to the best of the Shareholders' knowledge, all of the Owned Real Property and Leased Real Property is free of all (i) Hazardous Materials; and (ii) underground pipelines owned or operated by the Company. Except for those supplies listed on Schedule 3.28, the Company has not stored, treated or disposed of any Hazardous Materials on, in or under the Owned Real Property or the Leased Real Property, or any part thereof, or has permitted the Owned Real Property or the Leased Real Property, or any part thereof, to be used for the storage, treatment or disposal of Hazardous Materials. Except for the supplies listed on Schedule 3.28, to the best of the Shareholders' knowledge, there has been no storage, treatment, disposal or release of Hazardous Materials on, in or under the Owned Real Property or the Leased Real Property at any time by any Person.

          (i) Except in accordance with a valid governmental permit, license, certificate or approval listed on Schedule 3.28, the Company has not transported or accepted for transport any Hazardous Materials. Schedule 3.28 identifies all of the Persons for whom or which the Company has transported (or from whom or which the Company has accepted for transport) Hazardous Materials. Schedule 3.28 identifies all locations to which the Company has transported Hazardous Materials.

          (j) The Shareholders have made available to Purchaser prior to Closing all information which they possess or of which they have knowledge. The Shareholders shall also promptly furnish to Purchaser true, accurate and complete copies of all sampling and test results obtained from all environmental and/or health samples and tests taken at and around any of the Owned Real Property or the Leased Real Property prior to the Closing. The Shareholders shall be furnished a copy of any environmental audit or report received by Purchaser, and shall be a beneficiary of any covenant or warranty contained therein.

          3.29  Immigration Matters. The Company has complied with all relevant
                -------------------
provisions of Section 274A of the Immigration and Nationality Act, as amended (the "Act"). Without limiting the foregoing: (a) each "employee" (as that term is defined in the Act) of the Company is permitted to be so employed in the United States under the Act; (b) the Company has examined (and made copies of, if applicable) the documents presented by said employee to establish appropriate employment eligibility under the Act; (c) the Company has completed and required each employee hired on or since November 11, 1986, to complete a Form I-9 verifying employment eligibility under the Act; (d) the Company has retained each such completed Form I-9 for the length of time required under the Act; and
(e) no monetary penalties have been assessed against the Company for violation of Section 274A of the Act.

          3.30  Permit Blocking. None of the Shareholders, the Company, or any
                ---------------
Person "owned or controlled" by the Shareholders, the Company, or any Person which "owns or controls" the Company has been notified by the Federal Office of Surface Mining or the agency of any state administering the Surface Mining Control and Reclamation Act (30 U.S.C. " 1201 et seq.) (or any comparable state statute), that it is (i) ineligible to receive additional surface mining permits; or (ii) under investigation to determine whether their eligibility to receive such permits should be revoked, i.e., "permit blocked." As used herein, the terms "owned or controlled" and "owns or controls" shall be defined as set forth in 30 C.F.R. '773.5 (1991).

          3.31  Consents and Notices. All consents, approvals and notices
                --------------------
required to be obtained in connection with the sale of the Shares are set forth on Schedule 3.31.

          3.32  Transactions with Affiliates. Except as set forth in the notes
                ----------------------------
to the Financial Statements or Current Financial Statements, or in the schedules to this Agreement or the Other Documents, and, except for arrangements contemplated by this Agreement, none of the Shareholders nor the Company has any outstanding contract, agreement or other arrangement with an Affiliate, other than those that will not have a material adverse effect on the Shares, the assets, financial condition or business of the Company.

          3.33  Distributions. Except as listed on Schedule 3.33, from December
                -------------
31, 1996, through the date of this Agreement, the Company has not declared, set aside, or paid any dividends, whether in cash, stock or other securities, or otherwise made any distributions to its shareholder(s), directly or indirectly, of any of its property or assets.

          3.34  WARN Act. The Shareholders have given to notices of layoff or
                --------
termination pursuant to the Worker Adjustment and Retraining Notification Act ("WARN Act") to the persons set forth of Schedule 3.34 on the dates set forth therein. Purchaser has been provided copies of such notices and Shareholders (other than in the preceding sentence) make no representation or warranty as to the sufficiency or effect of such notices.

          3.35  Completeness of Statements. No statement, Schedule, Annex,
                --------------------------
certificate, information, representation or warranty of the Company or the Shareholders contained in this Agreement or the Other Documents, or furnished by or on behalf of the Company or the Shareholders to Purchaser or any of its agents pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make a statement contained herein or therein not misleading. All representations and warranties of the Shareholders contained in this Agreement and in the Other Documents are true and complete as of the Closing Date.

                                   ARTICLE 4
                  Representations and Warranties of Purchaser
                  -------------------------------------------

       Purchaser represents and warrants to the Shareholders as follows:

          4.1   Organization. Purchaser is a corporation duly organized and
                ------------
validly existing under the laws of the Commonwealth of Kentucky, and has full corporate power and authority to own and lease its properties as such properties are now owned and leased, and to conduct its business as and where its business is now conducted.

          4.2   Authority.
                ---------

                (a) Purchaser has full right, power, authority, and capacity to execute and deliver this Agreement and the Other Documents, and to perform its obligations under this Agreement and the Other Documents. This Agreement and the Other Documents constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their terms.

                (b) The execution and delivery of this Agreement and the Other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of the obligations and undertakings hereunder and thereunder by Purchaser will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, its Articles of Incorporation or Bylaws; any material contract, agreement, arrangement or undertaking to which Purchaser is a party or by which it may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; or (ii) terminate or cancel, or result in the termination or cancellation of, any material agreement or undertaking to which it is a party.

          (c) The execution and delivery of, and the performance and consummation of the transactions contemplated by, this Agreement and the Other Documents have been duly authorized by all requisite corporate action. All other consents, approvals, authorizations, releases or orders required of or for Purchaser for the authorization, execution, and delivery of, and for the performance and consummation of the transactions contemplated by, this Agreement and the Other Documents will have been obtained by the Closing, except as set forth on Schedule 4.2.

    4.3   Permit Blocking. Neither Purchaser nor any Person "owned or
          ---------------
controlled" by Purchaser or any Person which "owns or controls" Purchaser has been notified by the Federal Office of Surface Mining or the agency of any state administering the Surface Mining Control and Reclamation Act (30 U.S.C. " 1201 et seq.) ("SMCRA") (or any comparable state statute), that it is (i) ineligible to receive additional surface mining permits; or (ii) under investigation to determine whether their eligibility to receive such permits should be revoked, i.e., "permit blocked." As used herein, the terms "owned or controlled" and "owns or controls" shall be defined as set forth in 30 C.F.R. '773.5 (1991).

    4.4   Knowledge of Misrepresentations. Purchaser has no knowledge of any
          -------------------------------
material misrepresentation by the Shareholders under this Agreement.

    4.5   Financial Ability. Purchaser has the financial ability to perform its
          -----------------
obligations under this Agreement and the other Documents, including but not limited to payment of the Deferred Amount. Shareholders have been provided a copy of the Purchaser's December 1996 financial statements which have been prepared in accordance with generally accepted accounting principals consistently applied, which present fairly and accurately in all material respects the results of operation of the Purchaser for the period covered thereby. Since the date of such financial statements, there has been no material adverse change in the business or operations of the Purchaser, its assets or its properties.

                                   ARTICLE 5
                         Covenants of the Shareholders
                         -----------------------------

           The Shareholders covenant and agree with Purchaser that:


    5.1   Investigations. The Shareholders have given Purchaser and the
          --------------
employees, accountants, attorneys and other authorized agents and representatives of Purchaser full access during all reasonable times to all the premises, properties, books and records (including, without limitation, all corporate minute books and stock transfer records) of the Company, and furnished Purchaser with such financial and operating data, analyses and other information of any kind respecting the business and properties of the Company as Purchaser has from time to time requested, including, but not limited to, the work papers of each Company's accountants.

    5.2   Consents. Subject to Section 7.8 the Shareholders shall cooperate
          --------
with Purchaser and shall use their reasonable best efforts to procure, upon reasonable terms and conditions mutually acceptable to the parties, all consents and approvals.

    5.3   Conduct of Business in the Ordinary Course. The Shareholders have
          ------------------------------------------
caused the Company to conduct its business only in the ordinary course, and obtained Purchaser's approval regarding any binding bid, commitment or agreement regarding the sale of coal which involves more than five thousand (5,000) tons per month or has a term exceeding ninety (90) days, since July 31, 1997. By way of amplification and not limitation, except as otherwise disclosed in any schedule or provided herein, the Company has not since July 31, 1997:

          (a) Issued or caused to be issued any stock, or any options, warrants, or other rights to subscribe for or purchase any stock, or any securities convertible into or exchangeable for stock;

          (b) Declared, set aside, or paid any dividends, whether in cash, stock or other securities, or otherwise made any distributions, including payment of intercompany debts and management fees, directly or indirectly, of any property of the Company;

          (c) Directly or indirectly redeemed, purchased or otherwise acquired any stock;

          (d) Effected a split, reverse split, reclassification or other change of any stock, or other reorganization or recapitalization;

          (e)  Amended its Articles of Incorporation or Bylaws;

          (f) Granted any increase in the compensation payable or to become payable to its officers or salaried employees (including any salary, bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such officers or employees);

          (g) Borrowed or agreed to borrow any amount of funds other than short-term loans on existing credit lines secured by accounts receivable; directly or indirectly guaranteed or agreed to guarantee any obligations of others; or, except in the ordinary course of business, incurred any obligation or liability;

          (h) Placed or suffer to exist on any of the assets or properties of the Company any mortgage, pledge, lien, charge or other encumbrance (excepting statutory or contractual inchoate landlord's liens and liens for taxes assessed but not yet due and payable), except in connection with a borrowing of funds permitted under Section 5.3(g);

          (i) Made (or became obligated to make) any material expenditures of funds outside of the ordinary course of business, including, without any limitation, any capital expenditure;

          (j) Canceled any material indebtedness owing to the Company or any claims which the Company may have possessed, or waived any material rights of substantial value, or discharged or satisfied any material non-current liabilities;

          (k) Except in the ordinary course of business, sold or otherwise disposed of any of its assets;

          (l) Committed any act or omitted to do any act which would cause a material breach of any agreement, contract or commitment which is listed on a Schedule delivered to Purchaser pursuant to the terms of, or in connection with, this Agreement, or which would have a material adverse effect on the business, financial condition or earnings of the Company;

          (m) Violated any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition or earnings of the Company;

          (n) Failed to maintain its books, accounts and records on a basis consistent with that heretofore employed; or

          (o) Failed to pay, or to make provisions adequate for the payment of, all taxes (current or deferred), interest payments and penalties (whether or not reflected in its returns as filed) due and payable (and/or accruable for all periods to September 30, 1997, including that portion of its fiscal year to and including September 30, 1997) to any city, county, state, foreign country, the United States or any other taxing authority.

    5.4   Preservation of Business. Without in any way limiting the provisions
          ------------------------
of Section 5.11, the Shareholders shall cooperate with Purchaser in making any announcements concerning the transactions contemplated in this Agreement. The Shareholders have used their best efforts to preserve the possession and control of all of the assets of the Company; preserved the goodwill of suppliers, distributors, customers and others having business relations with the Company; and done nothing to impair the ability to keep and preserve the business of the Company.

    5.5   Notification of Material Changes and Litigation. The Shareholders have
          -----------------------------------------------
provided Purchaser with written notice accompanied by description (a) of any materially adverse or potentially materially adverse material change in the Company's condition, earnings, prospects or business; (b) of any event or condition of any character (whether actual, threatened or contemplated) pertaining to the financial condition, business or assets of the Company that have materially adversely affected, or which can reasonably be expected to materially and adversely affect, its financial condition, business or assets, or to cause its business to be carried on materially less profitably than prior to this Agreement; and (c) of all claims, regulatory proceedings and litigation (whether actual, threatened or contemplated, and whether or not material) against or possibly involving the Company or involving any officer or director of the Company where such claims, regulatory proceedings or litigation arise in connection with actions taken by any officer or director in his capacity as an officer or director.

    5.6   Cooperation. The Shareholders shall cooperate fully, completely and
          -----------
promptly with Purchaser in connection with satisfying all conditions to, and effecting the transactions contemplated by, this Agreement.

    5.7   Discussions with Other Purchasers. Neither the Shareholders, nor
          ---------------------------------
the Company's directors, officers, agents or employees, has solicited, authorized the solicitation of, or entered into any discussions with any third party to: (a) purchase any of the capital stock of the Company, any option or warrant to purchase any capital stock of the Company, any securities convertible into capital stock of the Company, or any other equity security of the Company;
(b) tender or exchange offer for any capital stock of the Company, or any other equity security of the Company; (c) purchase, lease or otherwise acquire all or a substantial portion of the assets of the Company; or (d) merge, consolidate, engage in a share exchange or otherwise combine with the Company.

    5.8   Representations and Warranties. The Shareholders have not caused or
          ------------------------------
permitted any of their representations and warranties made in this Agreement, including, without limitation, the representations and warranties contained in
Article 3 of this Agreement, to be untrue or incomplete on the Closing Date.

    5.9   Publicity. Except as required by applicable law, without the prior
          ---------
written consent of Purchaser, the Shareholders shall not disclose or publish, or permit the disclosure or publication of, any information concerning the execution and delivery of this Agreement, or the transactions contemplated by this Agreement, to any third party.

    5.10  Resignations. At the Closing, the Shareholders shall cause the
          ------------
individuals identified on subpart (b) of Schedule 3.18 to resign as officers and/or directors of the Company, and/or as trustees and committee members of the Plans, which resignations shall be effective immediately after the Closing.

    5.11  Discussions with Certain Parties. None of the Shareholders, the
          --------------------------------
Company, or any Person acting on behalf of any such Person has discussed the terms of any required consent to the transactions contemplated by this Agreement and the Other Documents with Kentucky River Coal Corporation, Eastern Kentucky Power Cooperative or Southern Mississippi Power Association without giving Purchaser reasonable advance notice of any meeting or telephone conference for that purpose and the opportunity to participate in such meeting or conference.

    5.12  [This section intentionally left blank.]

    5.13  WARN Act. Shareholders shall cause the Company to layoff or terminate
          --------
such employees that received WARN Act notices as set forth in Schedule 3.34 as directed by Purchaser.

                                   ARTICLE 6
                            Covenants of Purchaser

             Purchaser covenants and agrees with the Shareholders:

    6.1   Cooperation. Purchaser has cooperated fully, completely and promptly
          -----------
with the Shareholders in connection with satisfying all conditions to, and effecting the transactions contemplated by, this Agreement.

    6.2   Representations and Warranties. Purchaser has not caused or permitted
          ------------------------------
any of its representations and warranties made in this Agreement, including, without limitations, its representations and warranties contained in Article 4 of this Agreement, to be untrue or incomplete on the Closing Date or at any time prior thereto.

    6.3   Publicity. Except as required by applicable law, without the prior
          ---------
written consent of the Shareholders, Purchaser shall not disclose or publish, or permit the disclosure or publication of, any information concerning the execution and delivery of this Agreement, or the transactions contemplated by this Agreement, to any third party.

    6.4   Discussions with Certain Parties. Neither Purchaser nor any Person
          --------------------------------
acting on behalf of Purchaser shall discuss the terms of any required consent to the transactions contemplated by this Agreement and the Other Documents with Kentucky River Coal Corporation, Eastern Kentucky Power Cooperative of Southern Mississippi Electric Power Association without giving the Shareholders reasonable advance notice of any meeting or telephone conference for that purpose and the opportunity to participate in such meeting or conference.

    6.5   Ownership and Control. Purchaser shall file the appropriate notices
          ---------------------
with the Kentucky Natural Resources and Environmental Protection Cabinet, Department for Surface Mining Reclamation and Enforcement, and any other appropriate agencies, of the change in ownership and control of the Company resulting from the transfer of the Shares from the Shareholders to Purchaser pursuant to this Agreement, and the fact that the Shareholders are no longer owners of or affiliated with the Company, and shall take all necessary and appropriate actions pursuant to all applicable statutes or regulations, to effect the same. Such filing shall be made within fifteen (15) business days of
(i) the issuance of pending permit #826-0517, and (ii) an application for deferment of reclamation is submitted on permit #897-0380 (which application shall be filed by the Purchaser within fifteen (15) business days of the Closing). Purchaser shall complete all other regulatory filings, registrations and certificates, and shall satisfy all other regulatory requirements prescribed by law, including obtaining any approval necessary under antitrust laws, which are necessary to consummate the transactions contemplated in this Agreement and the Other Documents.

    6.6   Shareholder Guarantees and Obligations. At the Closing, Purchaser
          --------------------------------------
shall: (i) replace the Shareholder guaranties and the subordination agreement with First Union National Bank of Virginia listed on Schedule 6.6 with guaranties or other collateral of the Purchaser; or (ii) satisfy all obligations required for the Shareholders to be released from such guaranties and subordination agreement. Purchaser shall also take such actions as soon as practicable after the Closing and in any event within fifteen (15) business days of Closing as are necessary to remove and terminate the Shareholder guaranties with Van American Insurance Company relating to reclamation bonds and the performance bonds with Eastern Kentucky Power Cooperative Association identified in Schedule 6.6.

    6.7   Insurance. From the Closing Date until the expiration of the
          ---------
Shareholders' indemnity obligations under this Agreement, Purchaser agrees to cause the Company to maintain insurance coverage that has terms which are equivalent to or better than the coverage maintained by the Company as of the Closing Date.

    6.8   Income Tax Representation. In the event of an income tax or other tax
          -------------------------
audit by either the Internal Revenue Service, the Kentucky Revenue Cabinet or other taxing authority covering any period prior to the Closing, the Louisville office of Ernst & Young, LLP will be retained by the Company to provide non-exclusive representation to the Company, to the extent any adjustments made by a taxing authority as a result of the audit would have an adverse impact upon the Shareholders. Purchaser shall promptly notify the Shareholders and Ernst & young LLP of the receipt of any notice of proposed audit, notice of audit, or notice of any tax adjustment by any taxing authority where such tax liability, if any, may be the responsibility of the Shareholders.

    6.9   Record Retention. Purchaser will retain all appropriate books and
          ----------------
records of the Company that will be necessary for the Shareholders to explain, support and defend all tax returns (local, state or federal) prepared on the Company for a period of six (6) years beyond the year or portion of a year to which the records pertain. Books and records shall include, but not be limited to, all computer files, general and subsidiary ledgers, supporting invoices and similar supporting data.

    6.10  Final Tax Returns. The final S corporation tax returns for the
          -----------------
Company, as of the date of closeout for tax purposes, and any other corporate tax returns due as a result of the transaction for the sale of the Company, shall be prepared by Ernst & Young LLP, and appropriate assistance will be provided by the Company with respect to information needed in connection with the filing of such income tax returns. The Company shall pay the costs directly related to the preparation and filing of the final S corporation and other tax returns (but no other costs of Ernst & Young LLP, excepting any arising events under Section 6.8 hereof), and the Shareholders shall pay the cost of preparing their respective individual tax returns.

    6.11  Accounting Personnel. Purchaser shall retain or employ qualified
          --------------------
personnel reasonably satisfactory to Shareholders to assist with the preparation of the Company's August and September, 1997 financial statements and to assist with the closing of the Company's books as contemplated in Section 2.6 and
Section 6.10.

    6.12  Return of Documents upon Termination. In the event of the termination
          ------------------------------------
of this Agreement, Purchaser shall return to the Company all documents, work papers and other materials obtained from the Company in connection with the transactions contemplated hereby, and shall use all reasonable efforts to keep confidential any information obtained in any investigation, unless such information is readily ascertainable from public or published information or trade sources.

    6.13  Purchaser Letter. Purchaser shall deliver to Shareholders at Closing a
          ----------------
letter respecting its status as an "accredited investor" and containing such other representations and warranties as are appropriate for similar transactions involving private sales of securities.

    6.14  WARN Act. Purchaser shall be responsible for any claims arising from
          --------
any employee layoffs or terminations effected pursuant to Section 5.13, excepting any such claims arising from a failure to give a WARN Act notice to the persons identified in Schedule 3.34.

                                   ARTICLE 7
                    Conditions to Obligations of Purchaser
                    --------------------------------------

    The obligations of Purchaser to consummate the transactions contemplated herein shall be subject to the satisfaction of the following conditions:

    7.1  Representations, Warranties and Covenants. The representations and
         -----------------------------------------
warranties of the Shareholders contained in this Agreement shall be true on the Closing Date, with the same effect as though made at such time, except to the extent of changes permitted by the terms of this Agreement. The Shareholders shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Closing. In addition, the Shareholders shall have delivered to Purchaser a certificate dated the Closing Date and signed by them to the effect that, except as disclosed in the certificate, they do not know, and have no reasonable grounds to know, of any failure or breach of any representation, warranty or covenant made by them.

    7.2  No Material Adverse Change. There shall not have occurred any material
         --------------------------
adverse change since July 31, 1997, in the financial condition, business, assets or results of operations of the Company.

    7.3   Opinion of Counsel for the Shareholders. Purchaser shall have received
          ---------------------------------------
an opinion from Hollon, Hollon & Collins, counsel for the Shareholders, dated the Closing Date, substantially in the form attached hereto as Annex 7.3.

    7.4   Statutory Requirements. All statutory requirements for the valid
          ----------------------
consummation by Purchaser of the transactions contemplated in this Agreement shall have been fulfilled, and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by Purchaser of the transactions contemplated by this Agreement, and to permit the business presently carried on by the Company to continue unimpaired in all material respects immediately following the Closing, shall have been obtained, excepting approval by the Kentucky Natural Resources and Environmental Protection Cabinet (KNREPC) of the change in ownership and control of the Company, which shall be sought promptly after the Closing and diligently pursued by the parties.

    7.5   Deliveries. At or before the Closing, the Shareholders shall make all
          ----------
of their deliveries contemplated in this Agreement.

    7.6   Financing. Purchaser shall have arranged financing with such lenders,
          ---------
in such amounts and upon such terms as Purchaser deems, in Purchaser's sole discretion, necessary, sufficient and acceptable to consummate the transactions contemplated in this Agreement.

    7.7   Closing. The Closing shall occur on or before October 17, 1997. In the
          -------
event the Closing shall not occur before October 17, 1997, any party may terminate this Agreement upon written notice to the other parties. If this Agreement is terminated pursuant to this Section 7.7, all parties shall be released from all further obligations under this Agreement and the Other Documents and shall have no further obligation to negotiate any such agreements.

    7.8   Third-Party Consents and Approvals. The parties shall have obtained
          ----------------------------------
all third-party consents, and approvals (all on terms and conditions satisfactory to Purchaser in its sole and absolute discretion) that are necessary for (a) the consummation of the transactions contemplated by this Agreement, and (b) the assignment and transfer of the Shares to Purchaser such consents; provided, however, that, notwithstanding the foregoing, neither Purchaser nor the Shareholders shall be required to pay any remuneration to third parties in exchange for such party's consent or approval, or to file any lawsuit or other action to obtain any such consent or approval. The written consent of Kentucky River Coal Corporation ("KRCC") will not be delivered prior to the Closing. The parties and KRCC have been in discussions and KRCC has advised Purchaser and Shareholders that it shall deliver its written consent to the transactions contemplated hereby, provided that such written consent will be
(i) in the form customarily used by KRCC for similar transactions; (ii) will not automatically grant highwall mining rights; and (iii) will not be delivered until the "Eddie Campbell Note" from the Company to KRCC is paid in full.

    7.9  No Injunction. No injunction or order of any court or administrative
         -------------
agency or instrumentality shall be in effect, and no statute, rule or regulation of any governmental authority or competent jurisdiction shall have been promulgated or enacted, as of the Closing which restrains or prohibits the purchase and sale of the Shares.

    7.10  No Pending Action. No action, suit or other proceeding by any Person
          -----------------
to restrain or prohibit the purchase and sale of the Shares shall be pending.

    7.11  Due Diligence. Purchaser shall be satisfied, in its sole discretion,
          -------------
with the results of its due diligence of the Company, and its assets and liabilities, including, without limitation: (1) all rights, title, interests and liabilities of the Company; (ii) the terms and conditions of all agreements to which the Company is a party; (iii) the mineability, quantity and quality of the coal reserves of the Company; (iv) the condition of all of the Tangible Assets;
(v) the leasehold and fee titles to the Leased Real Property and Owned Real Property, respectively; and (vi) the magnitude of reclamation obligations (regardless of whether such obligations are current or in "deferred status"). The Shareholders acknowledge that Purchaser intends to commence coal mining on the Leased Real Property as soon as possible.

                                   ARTICLE 8
                 Conditions to Obligations of the Shareholders
                 ---------------------------------------------

    The obligations of the Shareholders to consummate the transactions contemplated herein shall be subject to the satisfaction of the following conditions:

    8.1   Representations, Warranties and Covenants. The representations and
          -----------------------------------------
warranties of Purchaser contained herein shall be true on the Closing Date, with the same effect as though made at such time, except to the extent of changes permitted by the terms of this Agreement. Purchaser shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing. In addition, Purchaser shall have delivered to the Shareholders a certificate dated the Closing Date and signed by its President and Secretary to the effect that, except as disclosed in the certificate, they do not know, and have no reasonable grounds to know, of any failure or breach of any representation, warranty or covenant made by Purchaser.

    8.2   Opinion of Counsel for Purchaser. The Shareholders shall have received
          --------------------------------
an opinion of Brown, Todd & Heyburn, counsel for Purchaser, dated the Closing Date, substantially in the form attached hereto as Annex 8.2.

    8.3   Statutory Requirements. All statutory requirements for the valid
          ----------------------
consummation by the Shareholders of the transactions contemplated in this Agreement shall have been fulfilled, and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by the Shareholders of the transactions contemplated in this Agreement shall have been obtained.

    8.4   Deliveries. At or before the Closing, Purchaser shall make all of its
          ----------
deliveries contemplated in this Agreement.

    8.5   Third-Party Consents and Approvals. The parties shall have obtained
          ----------------------------------
all third-party consents and approvals (all on terms and conditions mutually acceptable to the parties in their sole and absolute discretion) that are necessary for (a) the consummation of the transactions contemplated by this Agreement, and (b) the assignment and transfer of the Shares to Purchaser; provided, however, that, notwithstanding the foregoing, neither Purchaser nor the Shareholders shall be required to pay any remuneration to third parties in exchange for such party's consent or approval, or to file any lawsuit or other action to obtain any such consent or approval. The written consent of Kentucky River Coal Corporation ("KRCC") will not be delivered prior to the Closing. The parties and KRCC have been in discussions and KRCC has advised Purchaser and Shareholders that it shall deliver its written consent to the transactions contemplated hereby, provided that such written consent will be (i) in the form customarily used by KRCC for similar transactions; (ii) will not automatically grant highwall mining rights; and (iii) will not be delivered until the "Eddie Campbell Note" from the Company to KRCC is paid in full.

    8.6   Closing. The Closing shall occur no later than October 17, 1997. In
          -------
the event the Closing shall not occur before October 17, 1997, any party may terminate this Agreement upon written notice to the other parties. If this Agreement is terminated pursuant to this Section 8.6, all parties shall be released from all further obligations under this Agreement and the Other Documents and shall have no further obligation to negotiate any such agreements.

                                   ARTICLE 9
                                  The Closing
                                  -----------

    9.1   Date and Place. The Closing shall be held on the Closing Date at 10:00
          --------------
a.m. (EDT) in the offices of Brown, Todd & Heyburn, Lexington, Kentucky, or at such other place or time on the Closing Date as the parties may mutually agree.

    9.2   Deliveries. At or before the Closing, the parties shall make all of
          ----------
the deliveries contemplated in this Agreement.

                                  ARTICLE 10
         Survival of Representations and Warranties -- Indemnification
         -------------------------------------------------------------

    10.1 Survival. Each of the parties' representations, warranties, covenants
         --------
and agreements (including undisclosed liabilities) set forth in this Agreement shall survive the Closing for a period of four (4) years, excepting the Shareholders representations and warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.5,
3.13 and 3.28, which shall survive indefinitely.

    10.2 Indemnity by the Shareholders. The Shareholders shall indemnify and
         -----------------------------
hold the Company and Purchaser harmless from and against, and shall pay to the Company and Purchaser the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees but excluding all special, exemplary, punitive and consequential damages) (each, a "Loss") resulting to the Company or Purchaser, either directly or indirectly, from (a) any undisclosed liabilities, contracts or commitments of the Company, including, without limitation, any commitments to existing or former employees, distributors, customers or suppliers; (b) any material inaccuracy in any representation or warranty, or any material breach of any covenant or agreement, by the Company or the Shareholders contained in this Agreement or in any of the Other Documents; and (c) any liability for any fee or commission owed to a broker or finder pursuant to an agreement signed by the Shareholders with respect to the transactions contemplated by this Agreement. For purposes of this Section 10.2, liabilities and other matters shall be "undisclosed" if they are known to Shareholders but not reasonably described in the Financial Statements, the Current Financial Statements or on a Schedule to this Agreement.

    10.3  Indemnity by Purchaser. Purchaser shall indemnify and hold the
          ----------------------
Shareholders harmless from and against, and shall pay to the Shareholders the full amount of, any Loss resulting to the Shareholders, either directly or indirectly, from: (a) any Assumed Liabilities, (b) any material inaccuracy in any representation or warranty, or any material breach of any covenant or agreement, by Purchaser contained in this Agreement or in any of the Other Documents, including but not limited to those contained in Section 2.7 and 6.14;
(c) any liability for any fee or commission owed to a broker or finder pursuant to an agreement signed by Purchaser with respect to the transactions contemplated by this Agreement; (d) shall not apply to any liability of the Shareholders arising from the Shareholders' maintaining any rights or obligations under the Permits until the approvals for which Purchasers must file under Section 6.5 have been obtained; and (e) any liability of the Company assumed or retained by Purchaser under this Agreement or the Other Documents.

    10.4  Limit of Liability. Each party's liability under this Article 10 shall
          ------------------
not arise until the Losses for which it is liable exceed One Hundred Thousand Dollars ($100,000.00) (provided, however, that the minimum threshold of Purchaser's indemnity obligation shall not apply to any liability of the Shareholders arising from the Shareholders' maintaining any rights or obligations under the Permits until the approvals for which Purchasers must file under Section 6.5 have been obtained). The Shareholders' indemnity obligations under this Agreement shall be several, and not joint, and shall be limited to Deferred Amount, as the same declines from time to time. The

Shareholders' indemnity obligations under this Agreement shall be reduced by insurance proceeds that Purchaser recovers in connection with an indemnified matter and from amounts that Purchaser recovers from all parties other than the Company. Purchaser agrees to seek to recover insurance proceeds or amounts owing from parties other than the Company simultaneously with its pursuing of an indemnity claim against the Shareholders under this Agreement and, if the Shareholders shall be required to pay any amount as a result thereof, the Shareholders shall be subrogated to the rights of the Company or the Purchaser to the extent of any liability of third parties to the Company or to Purchaser.

    10.5  Remedies; Right of Offset. Upon the occurrence of any event for which
          -------------------------
any party is entitled to indemnification under this Agreement (except for any payments required to be made by Purchaser to Shareholders pursuant to Section
2.8 for which no setoff or similar right at law or in equity shall be permitted), such party shall have the right of setoff and all other rights and remedies in law and in equity available to it. Without limiting the foregoing, each indemnifying party hereby agrees to pay promptly upon receipt of notice from an indemnified party, the amounts which the indemnifying party owes to such party from time to time by reason of the provisions of this Agreement or otherwise. If any Shareholder fails or refuses to pay any such amounts promptly after the request of Purchaser or Company, then the Purchaser or the Company, at its election, may offset any amounts due and owing to them against the Monthly Payments.

    10.6  Control of Indemnified Matters. If a third party claim is made against
          ------------------------------
an indemnified party that may result in a loss to the indemnified party, the indemnifying party will be entitled to participate in the defense thereof, and if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. If the indemnifying party elects to assume the defense of such third party claim, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at it own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute any third party claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such third party claim, and making employees available on a mutually convenient and reasonable basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a third party claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such third party claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). Notwithstanding any provision in this Section 10.6, an indemnifying party shall have no right to participate or in any way assume the defense of a third party claim if such third party claim relates to the operations of the indemnified party.

                                  ARTICLE 11
                                  Arbitration
                                  -----------

    11.1  Dispute Resolution. All controversies, disputes or claims arising
          ------------------
among the parties in connection with, or with respect to, any provision of this Agreement or any of the Other Documents, which has not been resolved within twenty (20) days after either Purchaser or the Shareholders have notified the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in Lexington, Kentucky.

    11.2  Selection of Arbitrators. Unless Purchaser and the Shareholders
          ------------------------
otherwise agree, all controversies, disputes or claims referenced in Section
11.1 shall be heard by a panel of three (3) arbitrators selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the terms and conditions of this Agreement including without limitation Section 12.13, the award of the arbitrators may grant any relief which might be granted by a court of general jurisdiction, including, without limitation, award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrators and reasonable attorneys' fees and costs of all prevailing parties against all non-prevailing parties.

    11.3  Temporary Relief. Nothing herein contained shall bar the right of any
          ----------------
of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

    11.4  Rules of Arbitration. All disputes and claims shall be determined by
          --------------------
arbitration in accordance with the Rules in effect on the date hereof, except that such Rules shall be modified by this Agreement.

    11.5  Arbitrators' Award. All arbitral proceedings arising under, or in
          ------------------
connection with, this Agreement shall be governed by the Federal Rules of Civil Procedure and the United States Arbitration Act, notwithstanding any choice of law provision hereunder. Notwithstanding the previous sentence, the arbitrators' award shall be made no later than ninety (90) days after their appointment. Subject to the parties' right to be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the rules to permit the award to be made within the time limitation set forth in the previous sentence.

                                  ARTICLE 12
                                 Miscellaneous
                                 -------------

    12.1  Notices. All notices under this Agreement ("Notices") shall be given
          -------
(i) by personal delivery; (ii) by facsimile transmission; (iii) by registered or certified mail, postage prepaid, return receipt requested; or (iv) by nationally recognized overnight or other express courier services, as follows:

          (a         If to Purchaser:

                     Addington Enterprises, Inc.
                     1500 North Big Run Road
                     Ashland, Kentucky  41102
                     Attention: Donald P. Brown, President
                     Telecopy No.:  (606) 928-0450

                     With a copy to:

                     Paul E. Sullivan, Esq.
                     Brown, Todd & Heyburn PLLC
                     2700 Lexington Financial Center
                     Lexington, Kentucky  40507
                     Telecopy No.:  (606) 231-0011

          (b         If to the Shareholders:

                     Mr. James J. Kocian
                     304 Hillcrest Drive
                     Richmond, Texas  77469
                     Telecopy No.:  (281) 232-5042

                     Mr. Bert I. Koenig
                     c/o Texas Digital Systems
                     512 West Loop
                     College Station, Texas  77845
                     Telecopy No.:  (409) 764-8650

                     Mr. William N. Rich
                     2120 Rothbury Road
                     Lexington, Kentucky  40515
                     Telecopy No.:  None

                     With a copy to:

                     Paul Collins, Esq.
                     Hollon, Hollon & Collins
                     P. O. Drawer 779
                     Hazard, Kentucky  41702-0779
                     Telecopy No.:  (606) 436-4761

All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours of the recipient, and if not delivered during such normal business hours, on the next Business Day following delivery; (ii) if by facsimile transmission or overnight courier service, on the next Business Day following dispatch of such facsimile or overnight courier package; and (iii) if by mail, on the third (3rd) Business Day after dispatch thereof. Either party may change its address by Notice to the other party.

    12.2  Waivers. No waiver or failure to insist upon strict compliance with
          -------
any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

    12.3  Expenses. Each party shall assume its respective expenses incurred in
          --------
connection with the transactions contemplated by this Agreement, except that Purchaser shall pay Shareholders Twenty-Five Thousand Dollars ($25,000.00) within thirty (30) days of Closing for Shareholders accounting and similar professional expenses incurred largely with respect to analysis of the effect on Purchasers of the contemplated I.R.C. '338(h)(10) election.

    12.4  Headings; Interpretation. The headings in this Agreement have been
          ------------------------
included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, as applicable.

    12.5  Annexes and Schedules. The Annexes and Schedules to this Agreement are
          ---------------------
incorporated herein by reference and expressly made a part hereof.

    12.6  Entire Agreement. All prior negotiations and agreements by and among
          ----------------
the parties hereto with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth herein or in an Annex or Schedule delivered in connection herewith.

    12.7  Representations and Warranties, Etc. The representations and
          -----------------------------------
warranties of each party contained herein shall not be deemed to be waived or otherwise affected by any investigation made by any other party hereto; however, no party may rely on a mistake in a party's representation or warranty if the relying party has actual knowledge of the mistake. As used in this Agreement, the term "Shareholders' knowledge," and all other references to matters which are known by or to the Shareholders, shall refer to matters which are known, or which with the exercise of reasonable care should have been known, by the Shareholders after consultation with the Company's current corporate officers, directors, superintendents, mining engineers, land agents and foremen, and after their due investigation of corporate records (except that if the Shareholders are required to make "due inquiry" with respect to any matter, they shall make such additional inquiry as a reasonable person would make under the circumstances).

    12.8   Governing Law. This Agreement shall be governed by, and construed and
           -------------
interpreted in accordance with, the laws of the Commonwealth of Kentucky. Each party agrees that any action brought in connection with this Agreement against another shall be filed and heard in Fayette County, Kentucky, and each party hereby submits to the jurisdiction of the Circuit Court of Fayette County, Kentucky, and the U.S. District Court for the Eastern District of Kentucky, Lexington Division.

    12.9   Brokers. Each party shall indemnify and hold the other parties
           -------
harmless from and against any claim by any agent or broker claiming by or through it for any fee or other compensation due or allegedly due that broker or agent.

    12.10  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

    12.11  Benefit and Binding Effect. This Agreement shall be binding upon, and
           --------------------------
shall inure to the benefit of, the Shareholders and their heirs, personal representatives, successors and assigns, and Purchaser and each of its successors and assigns; provided, however, that no party to this Agreement shall assign his or its rights or obligations hereunder without the express written consent of the other parties, which consent shall not be unreasonably withheld.

    12.12  Severability. If any provision of this Agreement or its application
           ------------
will be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

    12.13  No Consequential Damages. Except as prohibited by law, each party
           ------------------------
waives any right it may have to claim or recover any special, exemplary, punitive or consequential damages, or any damages other than, or in addition to, actual damages.

    12.14  Assignment and Assumption. Other than as set forth in this Section
           -------------------------
12.14, neither party may assign its rights or obligations under this Agreement or the Other Documents without the express written consent of the other party, which shall not be unreasonably withheld. Purchaser may assign all of its rights and obligations hereunder and in the Other Documents to AEI Holding Company, Inc., provided, however that Purchaser shall remain liable for the performance of all such obligations. For purposes of this Section 12.14, any sale of more than fifty percent (50%) of the Purchaser, AEI Holding Company, Inc., or any successor thereof shall be deemed an assignment, excluding any public offering of Purchaser, AEI Holding Company, Inc., or any successor thereof.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.


PURCHASER:                    ADDINGTON ENTERPRISES, INC.


                              By:   /s/ Stephen Addington
                                    Stephen Addington, Vice-President

                              Date: October 17, 1997



SELLER:                             /s/ James J. Kocian
                                    JAMES J. KOCIAN

                              Date: October 17, 1997

SELLER:                             /s/ Bert I. Koenig
                                    BERT I. KOENIG

                              Date: October 17, 1997

SELLER:                             /s/ William N. Rich
                                    WILLIAM N. RICH

                              Date: October 17, 1997

                           STOCK PURCHASE AGREEMENT
                                FOR 100% OF THE
                             COMMON CAPITAL STOCK
                                      OF
                             IKERD-BANDY CO., INC.

                            dated October 17, 1997

                                     among

                          ADDINGTON ENTERPRISES, INC.
                                 as Purchaser

                                      and

                                JAMES J. KOCIAN
                                BERT I. KOENIG
                                WILLIAM N. RICH
                              as the Shareholders

                               TABLE OF CONTENTS

ARTICLE 1            Definitions................................................................1
         1.1      Definitions...................................................................1
         1.2      Additional Terms..............................................................2
         1.3      Rules of Interpretation.......................................................2

ARTICLE 2            Purchase and Sale..........................................................2
         2.1      Purchase of the Shares........................................................2
         2.2      Purchase Price................................................................2
      (ii)                 No Interest on Deferred Amount                                       2
         2.3      Discount For Early Payment....................................................2
         2.4      Liabilities...................................................................2
         2.5      Tax Refunds...................................................................2
         2.6      Closing of Books of Account...................................................2
         2.7      Section 338 Election..........................................................2

ARTICLE 3            Representations and Warranties of the Shareholders.........................2
         3.1      Organization..................................................................2
         3.2      Capitalization................................................................2
         3.3      Title to Stock................................................................2
         3.4      No Subsidiaries...............................................................2
         3.5      Authority.....................................................................2
         3.6      Financial Statements..........................................................2
         3.7      Tangible Assets...............................................................2
         3.8      Absence of Material Change....................................................2
         3.9      Tax Matters...................................................................2
         3.10     Undisclosed Liabilities.......................................................2
         3.11     Contracts.....................................................................2
         3.12     Litigation and Pending Proceedings............................................2
         3.13     Real Property.................................................................2
         3.14     Restrictions on Property......................................................2
         3.15     Condition of Assets...........................................................2
         3.16     Inventory.....................................................................2
         3.17     Notes and Accounts Receivable.................................................2
         3.18     Banks, Directors and Officers, Powers of Attorney, Life
                  Insurance and Employees.......................................................2
         3.19     Permits, Etc..................................................................2
         3.20     Intellectual Property.........................................................2
         3.21     Working Relationships.........................................................2
         3.22     Proprietary Information.......................................................2
         3.23     Customers, Etc................................................................2
         3.24     Insurance.....................................................................2
         3.25     Labor Relations...............................................................2

         3.26     Employee Benefit Plans........................................................2
         3.27     Potential Competing Interests.................................................2
         3.28     Environmental Matters.........................................................2
         3.29     Immigration Matters...........................................................2
         3.30     Permit Blocking...............................................................2
         3.31     Consents and Notices..........................................................2
         3.32     Transactions with Affiliates..................................................2
         3.33     Distributions.................................................................2
         3.34     WARN Act......................................................................2
         3.35     Completeness of Statements....................................................2

ARTICLE 4            Representations and Warranties of Purchaser................................2
         4.1      Organization..................................................................2
         4.2      Authority.....................................................................2
         4.3      Permit Blocking...............................................................2
         4.4      Knowledge of Misrepresentations...............................................2
         4.5      Financial Ability.............................................................2

ARTICLE 5            Covenants of the Shareholders..............................................2
         5.1      Investigations................................................................2
         5.2      Consents......................................................................2
         5.3      Conduct of Business in the Ordinary Course....................................2
         5.4      Preservation of Business......................................................2
         5.5      Notification of Material Changes and Litigation...............................2
         5.6      Cooperation...................................................................2
         5.7      Discussions with Other Purchasers.............................................2
         5.8      Representations and Warranties................................................2
         5.9      Publicity.....................................................................2
         5.10     Resignations..................................................................2
         5.11     Discussions with Certain Parties..............................................2
          5.12    [This section intentionally left blank.]......................................2
         5.13     WARN Act......................................................................2

ARTICLE 6            Covenants of Purchaser.....................................................2
         6.1      Cooperation...................................................................2
         6.2      Representations and Warranties................................................2
         6.3      Publicity.....................................................................2
         6.4      Discussions with Certain Parties..............................................2
         6.5      Ownership and Control.........................................................2
         6.6      Shareholder Guarantees........................................................2
         6.7      Insurance.....................................................................2
         6.14     WARN Act......................................................................2

ARTICLE 7            Conditions to Obligations of Purchaser.....................................2
         7.1      Representations, Warranties and Covenants.....................................2
         7.2      No Material Adverse Change....................................................2
         7.3      Opinion of Counsel for the Shareholders.......................................2
         7.4      Statutory Requirements........................................................2

         7.5      Deliveries....................................................................2
         7.6      Financing.....................................................................2
         7.7      Closing.......................................................................2
         7.8      Third-Party Consents and Approvals............................................2
         7.9      No Injunction.................................................................2
         7.10     No Pending Action.............................................................2
         7.11     Due Diligence.................................................................2

ARTICLE 8            Conditions to Obligations of the Shareholders..............................2
         8.1      Representations, Warranties and Covenants.....................................2
         8.2      Opinion of Counsel for Purchaser..............................................2
         8.3      Statutory Requirements........................................................2
         8.4      Deliveries....................................................................2
         8.5      Third-Party Consents and Approvals............................................2
         8.6      Closing.......................................................................2

ARTICLE 9            The Closing................................................................2
         9.1      Date and Place................................................................2
         9.2      Deliveries....................................................................2

ARTICLE 10           Survival of Representations and Warranties -- Indemnification..............2
         10.1     Survival......................................................................2
         10.2     Indemnity by the..............................................................2
         10.3     Indemnity by Purchaser........................................................2
         10.4     Limit of Liability............................................................2
         10.5     Remedies; Right of Offset.....................................................2
         10.6     Control of Indemnified Matters................................................2

ARTICLE 11           Arbitration................................................................2
         11.1     Dispute Resolution............................................................2
         11.2     Selection of Arbitrators......................................................2
         11.3     Temporary Relief..............................................................2
         11.4     Rules of Arbitration..........................................................2
         11.5     Arbitrators' Award............................................................2

ARTICLE 12           Miscellaneous..............................................................2
         12.1     Notices.......................................................................2
         12.2     Waivers.......................................................................2
         12.3     Expenses......................................................................2
         12.4     Headings; Interpretation......................................................2
         12.5     Annexes and Schedules.........................................................2
         12.6     Entire Agreement..............................................................2
         12.7     Representations and Warranties, Etc...........................................2
         12.8     Governing Law.................................................................2
         12.9     Brokers.......................................................................2
         12.10    Counterparts..................................................................2
         12.11    Benefit and Binding Effect....................................................2
         12.12    Severability..................................................................2
         12.13    No Consequential Damages......................................................2

ANNEXES

         1.1(j)            Current Financial Statements
         1.1(t)            Financial Statements
         1.1(mm)           Promissory Notes
         3.1               Articles and Bylaws
         7.3               Opinion of Counsel for the Shareholders
         8.2               Opinion of Counsel for Purchaser


                                    SCHEDULES

         2.2               Ownership of Shares
         2.8               Excluded Assets
         3.1               Foreign Qualifications
         3.3               Title to Stock
         3.5               Authority
         3.7(a)            Tangible Assets
         3.7(b)            Leased Tangible Assets
         3.8               Material Changes
         3.9               Taxes
         3.10              Liabilities
         3.11(a)(1)        Company Coal Sales Agreements
         3.11(a)(2)        Company Miscellaneous Agreement
         3.11(c)           Contract Defaults
         3.12              Litigation
         3.13(a)           Leased Real Property
         3.13(b)           Owned Real Property
         3.17              Notes and Accounts Receivable
         3.18              Banks, Directors and Officers, Employees, Powers of
                           Attorney and Life Insurance
         3.19              Permits
         3.19(b)(1)        Bonds
         3.19(b)(2)        Reclamation Matters
         3.20              Intellectual Property
         3.24              Insurance
         3.25              Labor Relations
         3.26              Employee Benefit Plans
         3.27              Potential Competing Interests
         3.28              Environmental Matters
         3.29              Immigration Matters
         3.31              Consents and Notices
         3.33              Distributions

         3.34              WARN Act
         6.6               Shareholder Guarantees